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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Provident Bankshares Corporation


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 19, 2000 relating to the financial statements which appear in Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Baltimore, Maryland
February 15, 2000